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                                  EXHIBIT 21

                  MARSH SUPERMARKETS, INC. AND SUBSIDIARIES

                        SUBSIDIARIES OF THE REGISTRANT

                                         State of            Name under which Business
Name as Specified                     Incorporation           Done if Different from
  in Charter                         or Organization         Name Specified in Charter
  ----------                         ---------------         -------------------------

Marsh Drugs, Inc.                        Indiana

Marsh Village Pantries, Inc.             Indiana              Village Pantry

Mundy Realty, Inc.                       Indiana

Mar Properties, Inc.                     Indiana

Marlease, Inc.                           Indiana

Marsh International, Inc.                Indiana

Maraines Greenery, Inc.                  Indiana              Floral Fashions

Limited Holdings, Inc.                   Indiana

Convenience Store
 Distributing Company                    Ohio                 CSDC

Marsh P.Q., Inc.                         Indiana

S.C.T., Inc.                             Indiana

North Marion Development Corp.           Indiana

C. E. Publishing, Inc.                   Indiana

Contract Transport, Inc.                 Indiana

Crystal Food Services, LLC               Indiana              Crystal Food Services

LoBill Foods, LLC                        Indiana              LoBill

Contract Transport, LLC                  Indiana

Marsh Supermarkets, LLC                  Indiana              Marsh

Village Pantry, LLC                      Indiana              Village Pantry

Marsh Drugs, LLC                         Indiana              Marsh Drugs

Trademark Holdings, Inc.                 Delaware

Marsh Clearing House, LLC                Indiana



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